                                                                   EXHIBIT 10(f)


================================================================================


                              NEWMONT GOLD COMPANY
                       ANNUAL INCENTIVE COMPENSATION PLAN

                  (AMENDED AND RESTATED AS OF JANUARY 1, 1995)


================================================================================

                              NEWMONT GOLD COMPANY
                       ANNUAL INCENTIVE COMPENSATION PLAN

                  (AMENDED AND RESTATED AS OF JANUARY 1, 1995)


         The board of directors of Newmont Gold Company, a Delaware Corporation (the "Company"), hereby amends and restates the Newmont Gold Company Annual Compensation Plan (the "Plan"), effective January 1, 1995 (the "Effective Date").


                                    PURPOSE

         The purpose of the Plan is to provide to employees of the Company and its Affiliated Entities (defined herein) that participate in the Plan a more direct interest in the success of the operations of the Company by rewarding their successful efforts to maximize production and minimize production costs. Employees of the Company and participating Affiliated Entities will be rewarded in accordance with the terms and conditions described below.


                                   ARTICLE I

                                  DEFINITIONS

         1.1 "Actual Defined Costs" means, with respect to a particular Unit, the cost of producing an ounce of gold during the Plan Year, as calculated by the Company and approved by the Compensation Committee.

         1.2 "Actual Production" means, with respect to a particular Unit, the number of ounces of gold produced during the Plan Year, as calculated by the Company and approved by the Compensation Committee.

         1.3 "Affiliated Entity(ies)" means any corporation or other entity, now or hereafter formed, that is or shall become affiliated with the Company, either directly or indirectly, through stock ownership, control or otherwise, as determined by the Company.

         1.4 "Area of Primary Responsibility" means the Unit to which an Employee has been assigned by the Company for purposes of calculating the Employee's Unit Performance Bonus.

         1.5     "Board" means the Board of Directors of Newmont Gold Company.

         1.6 "Carlin Unit" means those Employees whose Area of Primary Responsibility is the Carlin site, including those Employees of NEL dedicated to the Carlin operation.

         1.7 "Common Stock" means the $0.01 par value common stock of Newmont Gold Company.

         1.8 "Company" means Newmont Gold Company, and where the context requires, any Affiliated Entity that has become a Participating Employer.

         1.9 "Compensation Committee" means the Compensation Committee of the Board.

         1.10 "Employee" means a full time, salaried employee of the Company and/or a Participating Employer, excluding temporary or leased employees.

         1.11 "Fair Market Value" means, with respect to a share of Common Stock, the closing price of the stock on the New York Stock Exchange as reported on the composite tape on a particular date. If there are no Common Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were stock transactions. If the price of the Common Stock is not reported on the New York Stock Exchange, the Fair Market Value of the stock on a particular date shall be as determined by the Compensation Committee.

         1.12 "Headquarters Unit" means those Employees whose Area of Primary Responsibility is the corporate office of NGC and Employees of NEL whose Area of Primary Responsibility is not the Carlin Unit, the Peruvian Unit, the Southeast Asia Unit or the Uzbekistan Unit.

         1.13 "Impact Level" means the nine categories into which Employees fall, based on the amount of their Salaries, as determined by the Company.

         1.14 "Minimum Gold Price" means the minimum average price of gold as recommended by the Compensation Committee and approved by the Board that must be realized by NGC for the year in order for bonuses to be payable under the Plan.

         1.15 "NEL" means Newmont Exploration Limited, a Delaware corporation.

         1.16    "NIL" means Newmont Indonesia Limited, a Delaware corporation.

         1.17    "NGC" means Newmont Gold Company, a Delaware corporation.

         1.18 "NMC" means Newmont Mining Corporation, a Delaware corporation.

         1.19 "Participating Employer" means Newmont Gold Company, Newmont Exploration Company and any other Affiliated Entity that the Company determines shall participate in the Plan.

         1.20 "Personal Performance Bonus" means the bonus payable to an Employee based on the individual performance of such Employee, as set forth in
Section 4.2.

         1.21 "Personal Performance Level" means the level of personal achievement of an Employee as determined by the Employee's supervisor pursuant to Section 4.1.

         1.22 "Peruvian Unit" means those Employees whose Area of Primary Responsibility is the Minera Yanacocha project, including those Employees of NEL dedicated to the Minera Yanacocha project.

         1.23    "Plan Year" means the calendar year.

         1.24    "Salary" means an Employee's actual base earnings for the Plan
Year.

         1.25 "Severance Pay Plan" means the Severance Pay Plan of Newmont Gold Company.

         1.26 "Southeast Asia Unit" means those Employees whose Area of Primary Responsibility is in Southeast Asia.

         1.27 "Targeted Defined Costs" means the targeted cash cost of production of gold per ounce for the Plan Year, as recommended by the Compensation Committee and approved by the Board.

         1.28 "Targeted Production" means the targeted amount of gold to be produced for the Plan Year, as recommended by the Compensation Committee and approved by the Board.

         1.29 "Team Performance Bonus" means the bonus payable to an Employee of NEL or NIL based on the performance of the exploration team of which the Employee is a member, as set forth in Section 5.2.

         1.30 "Team Performance Level" means the level of achievement of an exploration team of NEL or NIL Employees, as determined by the respective Exploration Vice President pursuant to Section 5.1.

         1.31 "Unit" means the unit of Employees to which an Employee is assigned for purposes of Article III.

         1.32 "Unit Performance Bonus" means, with respect to each Unit, the bonus payable to an Employee based on the performance of such Employee's Unit, as set forth in Section 3.2.

         1.33 "Unit Performance Percentage" means the percentage used to calculate an Employee's Unit Performance Bonus, as set forth in Section 3.2.

         1.34 "Uzbekistan Unit" means those Employees whose Area of Primary Responsibility is the Company's project in Uzbekistan, including those Employees of NEL dedicated to the Uzbekistan project.


                                   ARTICLE II

                                  ELIGIBILITY

         2.1 Conditions of Eligibility. All Employees of the Company and/or a Participating Employer are potentially eligible to receive a bonus payment under the Plan, provided (i) they are on the payroll of the Company and/or a Participating Employer as of the last day of the Plan Year, or (ii) they have terminated employment with the Company and/or a Participating Employer during the Plan Year and are eligible to receive payment under the Severance Pay Plan.

         2.2 Terminated Employees. Employees who terminate employment with the Company and/or a Participating Employer during the Plan Year and who are eligible to receive payment under the Severance Pay Plan shall receive a prorated bonus payment equal to the bonus payment otherwise payable under the Plan, multiplied by a fraction, the numerator of which is the number of weeks the Employee was employed by the Company and/or a Participating Employer during the Plan Year, and the denominator of which is 52.


                                  ARTICLE III

                             UNIT PERFORMANCE BONUS

         3.1 Unit Performance Percentage. The Unit Performance Percentage for each Unit will be determined on the last day of the Plan Year pursuant to the following formula:

                 1 + (Actual Production - Targeted Production)
                     -----------------------------------------------
                               (Targeted Production)
         x       1 + (Targeted Defined Costs - Actual Defined Costs)
                     -----------------------------------------------
                              (Targeted Defined Costs)
                 ---------------------------------------------------
         =                   Unit Performance Percentage

If the Unit Performance Percentage of a Unit is less than 85%, no Unit Performance Bonus will be payable to any Employee of the Unit. If the Unit Performance Percentage is 85%, the "Minimum Performance Level" category in
Section 3.2 shall apply. If the Unit Performance Percentage is 100%, the "Target Performance Level" category in Section 3.2 shall apply. If the Unit Performance Percentage is 120% or more, the "Maximum Performance Level" category in Section 3.2 shall apply. If the Unit Performance Percentage of a Unit falls between 85% and 100%, or between 100% and 120%, then the percentage used to calculate the Unit Performance

Bonus of each Employee of the Unit shall be based upon the percentages in the Tables below, interpolated so that such percentage bears the same relationship to the percentage shown in the following Tables that the Unit Performance Percentage of the Unit bears to the Unit Performance Percentages applicable to the two closest Performance Levels. For example, if an Employee's Unit achieves a Unit Performance Percentage of 95%, and if the Employee is in Impact Level I, then the Employee's Unit Performance Bonus shall be equal to 26.17% of the Employee's Salary. The Compensation Committee may, in its sole discretion, adjust the Unit Performance Percentage of any Unit to reflect changed circumstances or such other matters as the Compensation Committee deems appropriate.

         3.2     Determination of Unit Performance Bonus. Subject to Sections
3.3 and 6.1, an Employee's Unit Performance Bonus is calculated as a percentage of the Employee's Salary, and is based on the Unit Performance Percentage of the Employee's Unit and the Employee's Impact Level pursuant to the following Table I (Table IA for Employees of NEL):

                                    TABLE I


                                                       Minimum                    Target                     Maximum
                           Impact Level            Performance Level          Performance Level          Performance Level
                           ------------            -----------------          -----------------          -----------------
                                 I                      12.50%                       33%                      67%
                                 II                     11.75%                       30%                      60%
                                 III                     9.38%                       27%                      55%
                                 IV                      6.25%                       25%                      50%
                                 V                       5.00%                       20%                      40%
                                 VI                      3.75%                       15%                      30%
                                 VII                     2.50%                       10%                      20%
                                 VIII                    1.25%                        5%                      10%
                                 IX                      1.25%                        5%                      10%


                                    TABLE IA


                                                       Minimum                     Target                    Maximum
                           Impact Level            Performance Level          Performance Level          Performance Level
                           ------------                 -----                 -----------------          -----------------
                                 I-IV                    N/A                         N/A                        N/A
                                 V                     1.875%                      7.500%                      15.00%
                                 VI                    1.500%                      6.000%                      12.00%
                                 VII                   1.031%                      4.125%                      8.25%
                                 VIII                  0.625%                      2.500%                      5.00%
                                 IX                    0.625%                      2.500%                      5.00%

      3.3 Ineligible Employees. Employees whose Personal Performance Level (determined pursuant to section 4.1) is less than 80% shall not be eligible to receive a Corporate Performance Bonus.


                                   ARTICLE IV

                           PERSONAL PERFORMANCE BONUS

      4.1 Personal Performance Level. At the end of the Plan Year, each Employee's supervisor will evaluate the Employee and rate the Employee's Personal Performance Level on a scale of 0% to 120%. The Personal Performance Bonus for the Company's Chief Executive Officer shall be determined by the Compensation Committee. A 100% or higher Performance Level will be awarded to an Employee who has realized full compliance with challenging personal achievement standards. A 120% Performance Level will be awarded to an Employee who has demonstrated extraordinary personal achievement. If an Employee's Personal Performance Level is 80%, the Employee's Personal Performance Level is in the "Minimum Performance Level" category specified in Section 4.2. If an Employee's Personal Performance Level is 100%, the Employee's Personal Performance Level is in the "Target Performance Level" category specified in
Section 4.2. If an Employee's Personal Performance Level is 120%, the Employee's Personal Performance Level is in the "Maximum Performance Level" category specified in Section 4.2. If an Employee's Personal Performance Level is less than 80%, no Personal Performance Bonus shall be payable. If an Employee's Personal Performance Level falls between 80% and 100%, or between 100% and 120%, the percentages shown in the Tables set forth in Section 4.2 shall be interpolated so that the percentage used to calculate an Employee's Personal Performance Bonus bears the same relationship to the percentage shown in the following Tables that the Personal Performance Level bears to the Personal Performance Levels applicable to the two closest Performance Levels. For example, if an Employee's Personal Performance Level is 90% and if the Employee is in Impact Level I, the applicable percentage for calculating the Employee's Personal Performance Bonus shall be 41.88%.

      4.2 Determination of Personal Performance Bonus. Subject to Sections 4.3 and 6.1, an Employee's Personal Performance Bonus is calculated as a percentage of the Employee's Salary. The applicable percentage is a function of the Employee's Impact Level and Personal Performance Level category determined pursuant to Section 4.1, as set forth in the following Table II (Table IIA for Employees of NEL):

                                    TABLE II

                                                       Minimum                     Target                     Maximum
                          Impact Level            Performance Level           Performance Level          Performance Level
                          ------------            -----------------           -----------------          -----------------
                                I                      16.750%                      67.0%                      83.8%
                                II                     13.750%                      55.0%                      68.8%
                                III                    10.625%                      42.5%                      53.1%
                                IV                     6.875%                       27.5%                      34.4%
                                V                      2.500%                       10.0%                      20.0%
                                VI                     2.250%                       9.0%                       18.0%
                                VII                    1.625%                       6.5%                       13.0%
                                VIII                   1.000%                       4.0%                        8.0%
                                IX                       N/A                         N/A                        N/A


                                   TABLE IIA

                                                       Minimum                     Target                     Maximum
                           Impact Level           Performance Level           Performance Level          Performance Level
                           ------------           -----------------           -----------------          -----------------
                                 I-IV                    N/A                         N/A                        N/A
                                 V                     1.875%                      7.500%                      15.00%
                                 VI                    1.500%                      6.000%                      12.00%
                                 VII                   1.031%                      4.125%                      8.25%
                                 VIII                  0.500%                      2.000%                      4.00%


         4.3 Proration of Certain Bonuses. Notwithstanding any other provision in this ARTICLE IV, except as approved by the Compensation Committee prior to the payment of Personal Performance Bonuses, or subsequently thereto by ratification, if the amount of the Personal Performance Bonuses payable to all Employees of the Company and all Participating Employers in Impact Levels V-VIII exceeds the amount that would be payable to all such Employees if each of their Personal Performance Levels were determined to be 100%, the amount of such excess shall be deducted pro rata from the Personal Performance Bonus payable to each such Employee whose Personal Performance Level exceeds 100%.

         4.4 Ineligible Employees. Employees with an Impact Level of IX and Employees whose Personal Performance Level (determined pursuant to Section 4.1) is less than 80% shall not be eligible to receive a Personal Performance Bonus.

                                   ARTICLE V

                             TEAM PERFORMANCE BONUS

         5.1 Team Performance Level. This ARTICLE V shall be applicable only to Employees of NEL and NIL. At the end of the Plan Year, the Exploration Vice Presidents will make an assessment of the performance of each exploration team on a scale from 0% to 120%. If the exploration team's Team Performance Level is less than 80%, the Employees assigned to the exploration team will not receive a Team Performance Bonus. If the exploration team's Team Performance Level is 80%, the exploration team's Team Performance Level is in the "Minimum Performance Level" category. If the exploration team's Team Performance Level is 100%, the exploration team's Team Performance Level is in the "Target Performance Level" category. If the exploration team's Team Performance Level is 120%, the exploration team's Team Performance Level is in the "Maximum Performance Level" category. If an exploration team's Team Performance Level fall between 80% and 100%, or between 100% and 120%, the percentages shown in the Table set forth below in Section 5.2 shall be interpolated to reflect the relationship that the exploration team's Team Performance Level bears to the Team Performance Levels of the two closest Performance Levels. For example, if an exploration team's Team Performance Level is 90%, and if an Employee assigned to that exploration team is in Impact Level V, the Employee's Team Performance Bonus shall be calculated using a percentage of 9.375%.

         5.2     Determination of Team Performance Bonus. Subject to Sections
5.3 and 6.1, an Employee's Team Performance Bonus is calculated as a percentage of the Employee's Salary. The applicable percentage is a function of the Employee's Impact Level and Team Performance Level category determined pursuant to Section 5.1, as set forth in the following Table III:


                                   TABLE III

                                                       Minimum                     Target                     Maximum
                           Impact Level           Performance Level           Performance Level          Performance Level
                           ------------           -----------------           -----------------          -----------------
                                  I-IV                   N/A                         N/A                        N/A
                                  V                    3.750%                       15.0%                      30.0%
                                  VI                   3.000%                       12.0%                      24.0%
                                  VII                  2.060%                       8.25%                      16.5%
                                  VIII                 1.125%                       4.50%                       9.0%
                                  IX                   0.625%                       2.50%                       5.0%


       5.3 Ineligible Employees. Employees whose Personal Performance Level (determined pursuant to Section 4.1) is less than 80% and Employees whose Impact Levels range from I-IV shall not be eligible to receive a Team Performance Bonus.

                                   ARTICLE VI

                                PAYMENT OF BONUS

       6.1 Minimum Gold Price. Notwithstanding any other provision herein, no bonus will be payable to any Employee pursuant to the terms of this Plan unless the average price of gold realized by NGC for the Plan Year is equal to or greater than the Minimum Gold Price. For 1995, the Minimum Gold Price has been set at $350 per ounce.

       6.2 Multiple Impact Levels. The bonus payable to an eligible Employee who was in more than one Impact Level during the year shall be calculated on a pro-rata basis in accordance with the amount of time spent by such Employee in each Impact Level during the year.

       6.3 Form of Payment. The aggregate of any and all bonuses payable under the Plan shall be payable to each Employee in cash as soon as practicable following the close of the year. However, in its sole discretion, the Compensation Committee may determine to award a portion of the Personal Performance bonus of each Employee with an Impact Level ranging from I-IV in shares of Common Stock, valued at Fair Market Value on the date the bonuses are awarded, provided, however, that the portion of an Employee's bonus payable in shares of Common Stock shall not exceed 50% of the total amount of the bonus. Any bonus payable in Common Stock shall be subject to such vesting and earn-out provisions, if any, as may be established by the Compensation Committee on the date the bonuses are awarded.

       6.4 Withholding Taxes. All bonuses payable hereunder shall be subject to the withholding of such amounts as the Company may determine is required to be withheld pursuant to any applicable federal, state or local law or regulation.


                                  ARTICLE VII

                               GENERAL PROVISIONS

       7.1 Administration. The Plan will be administered by the Compensation Committee or its delegees. The Compensation Committee shall interpret the provisions of the Plan in its full and absolute discretion. The determinations of the Compensation Committee with respect to the Plan shall be conclusive. All expenses of the Company in administering the Plan shall be borne by the Company.

       7.2 Plan Unfunded. The plan shall be unfunded and no trust or other funding mechanism shall be established for the Plan. All benefits to be paid pursuant to the Plan shall be paid by the Company from its general assets and an Employee (or his heir or devisee) shall not have any greater rights than a general, unsecured creditor against the Company for any benefit hereunder.

       7.3 Participation in Plan by Affiliates. Any Affiliated Entity shall become a party to this Plan and become a Participating Employer upon designation by the Company as a Participating Employer.

       7.4 Amount Payable Upon Death of Employee. If an Employee who is entitled to payment hereunder dies before receiving full payment of the amount due, such amount shall be paid, in a cash lump sum, to the beneficiary or beneficiaries designated by the Employee to receive life insurance proceeds under NGC's life insurance plan. In the absence of an effective beneficiary designation under said plan, any amount payable hereunder following the death of an Employee shall be paid to the Employee's estate.

       7.5 Right of Offset. To the extent permitted by applicable law, the Company may, in its sole discretion, apply any bonus payments otherwise due and payable under this Plan against any Employee loans outstanding to the Company or other debts of the Employee to the Company.

       7.6 Amendments, Termination, Etc. The Board, upon the recommendation of the Compensation Committee, may at any time amend, modify, suspend or terminate the Plan.

       7.7 Payments Due Minors or Incapacitated Persons. If any person entitled to a payment under the Plan is a minor, or if the Compensation Committee determines that any such person in incapacitated by reason of physical or mental disability, whether or not legally adjudicated as an incompetent, the Compensation Committee shall have the power to cause the payment becoming due to such person to be made to another for his benefit, without responsibility of the Compensation Committee, the Company, or any other person or entity to see to the application of such payment. Payments made pursuant to such power shall operate as a complete discharge of the Compensation Committee, the Plan and the Company.

       7.8 Section Headings. The Section headings are included herein only for convenience, and they shall have no effect on the interpretation of the Plan.

       7.9 Severability. If any article, section, subsection or specific provision is found to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provision had never been set forth in the Plan.

       7.10 No Right to Employment. The establishment of this Plan shall not be deemed to confer upon any person any legal right to be employed by, or to be retained in the employ of, the Company or any Affiliated Entity, or to give any Employee or any person any right to receive any payment whatsoever, except as provided under this Plan. All Employees shall remain subject to discharge from employment to the same extent as if this Plan had never been adopted.

       7.11 Transferability. Any bonus payable hereunder is personal to the Employee and may not be sold, exchanged, transferred, pledged, assigned or otherwise disposed of except by will or by the laws of descent and distribution.

       7.12 Successors. This Plan shall be binding upon and inure to the benefit of the Company, the Participating Employers and the Employees and their respective heirs, representatives and successors.

       7.13 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Colorado, unless superseded by federal law.

       Adopted as of January 1, 1995.

                                        NEWMONT GOLD COMPANY



                                        By: /s/ Timothy J. Schmitt
                                           ------------------------------------
                                                Timothy J. Schmitt